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Exhibit 99.2

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES
Consolidated Statements of Operations
For the Year Ended December 31,
(in thousands, except per unit amounts)

	Year Ended
	December 2002	December 2001	December 2000
RENTAL OPERATIONS:
Revenues:
Rental income	$682,432	$681,461	$691,397
Equity in earnings of unconsolidated companies	27,180	31,391	14,556

	709,612	712,852	$705,953

Operating Expenses:
Rental expenses	126,820	120,609	117,682
Real estate taxes	73,292	70,312	70,786
Interest expense	116,570	111,419	131,048
Depreciation and amortization	174,250	157,116	161,259

	490,932	459,456	480,775

Earnings from rental operations	218,680	253,396	225,178

SERVICE OPERATIONS:
Revenues:
General contractor gross revenue	194,439	264,455	292,661
General contractor costs	(172,559)	(229,845)	(253,763)

Net general contractor revenue	21,880	34,610	38,898
Property management, maintenance, & leasing fees	14,301	22,824	25,477
Construction management and development activity income	29,428	19,142	16,965
Other income	2,011	3,883	1,459

Total revenue	67,620	80,459	82,799
Operating expenses	38,100	45,344	50,039

Earnings from service operations	29,520	35,115	32,760

General and administrative expense	(24,735)	(15,553)	(21,128)

Operating income	223,465	272,958	236,810
OTHER INCOME (EXPENSE):
Interest income	3,849	5,091	6,836
Earnings from sale of land and depreciable property dispositions, net of impairment adjustment	2,340	45,708	60,692
Other revenue (expense)	182	(2,582)	(963)
Other minority interest in earnings of subsidiaries	(1,093)	(2,411)	(2,145)

Income from continuing operations	228,743	318,764	301,230
Discontinued operations:
Net income from discontinued operations	3,633	4,516	1,188
Loss on sale of discontinued operations, net of impairment adjustments	(17)	—	—

Income from discontinued operations	3,616	4,516	1,188
Net income	232,359	323,280	302,418
Dividends on preferred units	(52,613)	(60,850)	(57,389)

Net income available for common unitholders	$179,746	$262,430	$245,029

Basic net income per common unit:
Continuing operations	$1.18	$1.74	$1.67
Discontinued operations	0.02	0.03	0.01

Total	$1.20	$1.77	$1.68

Diluted net income per common unit:
Continuing operations	$1.17	$1.72	$1.65
Discontinued operations	0.02	0.03	0.01

Total	$1.19	$1.75	$1.66

Weighted average number of common units outstanding	149,423	147,961	145,906

Weighted average number of common and dilutive potential common units	150,839	151,710	147,441

See accompanying Notes to Consolidated Financial Statements.

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES
Notes to Consolidated Financial Statements—(Continued)

(14) Discontinued Operations

        During the period January 1, 2003 through June 30, 2003, the Partnership sold or held for sale four properties owned by the Partnership and not classified as assets held for sale as of December 31, 2002. The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2002, 2001, and 2000 in the consolidated statements of operations. The effect of these reclassifications resulted in a decrease to income from discontinued operations for the year ended December 31, 2002 of $2.3 million, which included a $2.7 million reclass of an impairment charge. For 2001 and 2000, these reclassifications resulted in an increase of $924,000 and $26,000, respectively.

        In addition, the reclassifications of the operations of these four properties to discontinued operations result in the following restated segment disclosures:

	2002	2001	2000
Revenues
Rental Operations:
Office	$397,975	$378,955	$331,885
Industrial	274,633	284,517	327,283
Retail	6,933	18,213	28,467
Service Operations	67,620	80,459	82,799

Total Segment Revenues	747,161	762,144	770,434
Non-Segment Revenue	30,071	31,167	18,318

Consolidated Revenue from continuing operations	777,232	793,311	788,752
Discontinued Operations	9,405	10,497	5,873

Consolidated Revenue	$786,637	$803,808	$794,625

Funds From Operations
Rental Operations:
Office	$265,745	$255,128	$225,252
Industrial	211,097	221,691	256,010
Retail	5,990	15,036	23,008
Services Operations	29,520	35,115	32,760

Total Segment FFO	512,352	526,970	537,030
Non-Segment FFO:
Interest expense	(116,570)	(111,419)	(131,048)
Interest income	3,849	5,091	6,836
General and administrative expense	(24,735)	(15,553)	(21,128)
Gain on land sales	4,478	5,080	9,165
Other expenses	(330)	(3,899)	(2,826)
Minority interest in earnings of subsidiaries	(1,093)	(2,411)	(2,145)
Joint Venture FFO	44,837	45,570	24,182
Dividends on preferred units	(52,613)	(60,850)	(57,389)
Discontinued operations	6,279	7,114	2,452

Consolidated FFO	376,454	395,693	365,129
Depreciation and amortization on continuing operations	(174,250)	(157,116)	(161,259)
Depreciation and amortization on discontinued operations	(1,371)	(2,598)	(1,264)
Share of joint venture adjustments	(17,657)	(14,177)	(9,104)

Earnings (loss) from depreciated property sales on continuing operations	(2,138)	40,628	51,527
Earnings (loss) from depreciated property sales on discontinued operations	(1,292)	—	—

Net income available for common shareholders	$179,746	$262,430	$245,029

Assets
Rental Operations
Office	$2,677,427	$2,625,015
Industrial	2,144,686	2,184,234
Retail	71,072	64,946
Service Operations	91,399	99,554

Total Segment Assets	4,984,584	4,973,749
Non-Segment Assets	362,471	356,497

Consolidated Assets	$5,347,055	$5,330,246

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  Exhibit 99.2